Exhibit 99.1

Medbox Appoints Ambassador Ned L. Siegel As Chairman of the Board

(Los Angeles, CA, December 31, 2014) – Medbox, Inc. (OTCQB:MDBX) (www.medbox.com), a leading dispensary infrastructure/licensing specialist, patented technology provider, and partner to the cannabis industry, announced today that Ambassador Ned L. Siegel (Ret.) has been appointed as Chairman of the Company’s Board of Directors.

Ambassador Siegel was appointed by then President George W. Bush, as the U.S. Ambassador to the Commonwealth of the Bahamas from October 2007 to January 2009. He was also appointed by President Bush to serve under Ambassador John R. Bolton at the United Nations in New York, serving as the Senior Advisor to the U.S. Mission and as the United States representative to the 61st Session of the United Nations General Assembly. Prior to his ambassadorship, he was appointed to the Board of Directors of the Overseas Private Investment Corporation (OPIC). In addition to his public service, Ambassador Siegel has over 30 years of entrepreneurial successes. Presently, he is Chairman of the Board of The Siegel Group, a multi-disciplined international business management advisory firm specializing in infrastructure, real estate, ports, energy, utilities, technology and financial services.

Mr. Guy Marsala, Medbox CEO, commented, “Over the course of this year, Medbox has evolved from an entrepreneurial firm to a professionally managed organization with a world class management team and Board of Directors. With the recent wins of 8 provisional licenses for cultivation facilities in Nevada, and the opening of our first dispensary in Portland, my main focus must be to continue to grow our company and attract the right capital to support this growth. As such, we have appointed Ambassador Siegel as our Board Chairman so I can focus on these growth initiatives and drive shareholder value.”

Ambassador Siegel stated, “I am honored to accept the position as Chairman of the Board of Medbox. Having been a board member since April of this year, I believe that Medbox is in a unique position in the cannabis industry to properly advise investors and entrepreneurs as to how to obtain the required licenses to operate, and subsequently how to manage their businesses with the highest levels of safety, security, profitability and best practices. I look forward to continuing to work with the Medbox team to reach our full potential.”

About Medbox, Inc.

Medbox, Inc. (“MDBX” or the “Company”) is the leading dispensary infrastructure and licensing specialist, patented technology provider, and partner to the cannabis industry. Headquartered in Los Angeles, CA, Medbox, through its wholly owned subsidiary, Medicine Dispensing Systems, offers its patented systems, software and consulting services to pharmacies, alternative medicine dispensaries and local governments in the U.S. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (www.vaporfection.com), the company offers an industry award winning medical line of vaporizer products. Medbox, through its newly established subsidiaries, is also developing ancillary services tailored to the alternative medicine industry, including real estate acquisitions and subsequent lease programs to alternative medicine dispensaries and cultivation centers, and alternative medicine dispensary and cultivation management services.

Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward looking statement was made.

Contact Information

Investor Relations:

Stephen Hart

Hayden IR

917-658-7878

hart@haydenir.com

Medbox:

For more information on Medbox, please call (800) 762-1452.